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                                                                 Exhibit 10.17


                               [FLEET LETTERHEAD]


October 13th, 1998


Mr. Michael Todisco
Sapient Corporation
One Memorial Drive
Cambridge, MA 02142


Dear Mike:

Reference is hereby made to the Letter Agreement by and between Sapient Corporation, Inc. ("Sapient" or the "Borrower") and Fleet National Bank (the "Bank") as successor in interest to Fleet Bank of Massachusetts, N.A. dated July 14, 1994 and amended by the Loan Modification Agreement made as of July 1, 1995, February 15, 1998, June 30, 1997 and our letter of March 16, 1998.

We are pleased to inform you that Fleet National Bank (the "Bank") has approved the renewal of the $5,000,000 line of credit to Sapient Corporation (the "Borrower") through June 30th, 2000 subject to the existing terms and conditions. Please sign below to indicate your acceptance of these terms. Upon receipt of your acceptance of this commitment letter and the attached Allonge to the Promissory Note, these terms shall become effective. This commitment shall expire unless accepted by October 30th, 1998.

The Borrower represents and warrants that the execution of this commitment letter has been duly authorized by the Borrower by all necessary corporate and other action and that the execution will not conflict with, violate the provisions of, or cause a default or constitute an event which, with passage of time or giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or asset of the Borrower. In addition, the statements, representations and warranties made in the Agreement continue to be correct as of the date hereof and the Borrower is in compliance with all terms of the Agreement. Except as expressly affected hereby, the Agreement remains in full force and effect as heretofore.


Sincerely,
Fleet National Bank


/s/ Olaperi Onipede


Olaperi Onipede                  Agreed and Accepted: /s/ Michael J. Todisco
Vice President                                       -------------------------
High Technology Division                             by: Michael J. Todisco
                                                     title: Director of Finance
                                                     date: 10/14/98


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                           ALLONGE TO PROMISSORY NOTE

The maturity date of the attached Promissory Note dated February 16, 1996 for $5,000,000 is hereby extended to June 30, 2000, from June 30, 1998.

This Allonge will be governed by the terms and conditions of the Letter Agreement made as of the 14th day of July, 1994 (as amended as of July 1, 1995, February 16, 1996, June 30, 1997 and March 16, 1998) by and between Sapient Corporation and Fleet National Bank as successor to Fleet Bank of Massachusetts, N.A. Nothing herein shall be deemed to constitute a waiver, release or amendment of any terms of the Agreement.



/s/                              /s/ Michael J. Todisco
----------------------           --------------------------
Witness                          Name: Michael J. Todisco
                                 Title: Director of Finance
                                 Sapient Corporation
                                 Date: 10/14/97
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                                  /s/ Olaperi Onipede
----------------------           --------------------------
Witness                          Olaparl Onipade
                                 Vice President
                                 Fleet National Bank,
                                 Date: 10/15/98
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